Exhibit 99.1

Jessica Van Derven

HALYARD HEALTH

+1.770.587.8709

jessica.vanderven@hyh.com

Laura Weitzenhoff

MSLGROUP

781-684-0770

Corp_hyh@mslgroup.com

Halyard Health Debuts as Public Company Following Spinoff

Shares of new medical technology company begin trading on the New York Stock Exchange

ALPHARETTA, Ga. – Nov. 3, 2014 – Halyard Health (NYSE:HYH), a global medical technology company focused on preventing infection, eliminating pain and speeding recovery, today announced the completion of its tax-free spinoff from Kimberly-Clark Corporation (NYSE:KMB). Beginning today, Halyard shares will commence “regular-way” trading on the New York Stock Exchange (NYSE).

The distribution of Halyard common stock took place on October 31, 2014. In the distribution, Halyard issued one share of common stock for every eight shares of Kimberly-Clark common stock held as of the close of business on October 23, 2014, the record date for the distribution.

“Today Halyard Health launches with three decades of industry experience, leading positions in large markets, a diverse portfolio of strong brands and solid cash flow,” said Robert Abernathy, chairman and CEO, Halyard Health. “We are confident about our prospects to deliver growth and value creation to our shareholders as an independent healthcare company focused on innovation.”

The new company, headquartered in Alpharetta, Ga., reported 2013 net sales of $1.7 billion across its surgical and infection prevention (S&IP) products and medical device businesses. Halyard has 16,500 employees and markets products in more than 100 countries worldwide.

“Halyard’s solutions are designed to address some of today’s most important healthcare needs, such as preventing infection and reducing the use of narcotics, while helping patients recover faster,” said Abernathy. “We will focus on maintaining leading market positions for our diverse portfolio of S&IP products and growing our pain management, digestive and respiratory health medical devices business.”

On Nov. 7, Halyard’s leadership team will ring the closing bell at the NYSE at 4:00 p.m. EST. Footage of the bell ringing will be available live on the NYSE website. Halyard will also cover the event on its Twitter feed, @HalyardHealth.

About Halyard Health

Halyard Health (NYSE: HYH] is a medical technology company focused on preventing infection, eliminating pain and speeding recovery for healthcare providers and their patients. Headquartered in Alpharetta, Georgia, Halyard is committed to addressing some of today’s most important healthcare needs, such as preventing healthcare-associated infections and reducing the use of narcotics while helping patients move from surgery to recovery. Halyard’s business segments — Surgical and Infection Prevention and Medical Devices — develop, manufacture and market clinically superior solutions that improve medical outcomes and business performance in more than 100 countries. For more information, visit www.halyardhealth.com.

Forwarding-Looking Statements

Certain matters in this press release constitute “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” or “continue” and similar expressions, among others. The matters discussed in these forward-looking statements are based on the current plans and expectations of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These risks include but are not limited to actions by governmental and regulatory authorities; delays, costs and difficulties related to the spin-off and the operation as a separate, publicly traded company following the spin-off; and general economic and political conditions globally and in the markets in which Halyard Health does business. There can be no assurance that these future events will occur as anticipated or that Halyard Health’s results will be as estimated. For a description of additional factors that could cause Halyard Health’s future results to differ materially from those expressed in any such forward-looking statements, see “Risk Factors” under Item 1A of Halyard Health’s Registration Statement on Form 10 (as amended) filed with the Securities and Exchange Commission.

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